EXHIBIT 12.1
                                                                    ------------



RIVERSIDE FOREST PRODUCTS LIMITED
SCHEDULE OF EARNINGS TO FIXED CHARGES

                                                                              Year ended September 30
                                                              1999        2000           2001        2002       2003
                                                          ------------------------------------------------------------
Earnings is computed as follows:

Earnings (loss) before income taxes                         74,753       5,191         12,375      20,695     (5,839)
Add:
  Fixed charges (below)                                     14,781      10,444         11,357       8,963      5,930
  Amortization of capitalized interest                          --          --             --          --         --
  Income (loss) of equity investees distributed                 --          --             --          --         --
Deduct:
  Capitalized interest                                          --          --             --          --         --
  Preference security dividend requirements                     --          --             --          --         --
  Minority interest in income of subsidiaries
    with no fixed charges                                       --          --             --          --         --
                                                          ------------------------------------------------------------

                                                            89,534      15,635         23,732      29,658         91

Fixed Charges is computed as follows:

Interest expensed                                           14,781      10,444         11,357       8,963      5,930
Interest capitalized                                            --          --             --          --         --
Amortization of debt issue costs (1)                            --          --             --          --         --
Interest expense within rental expense                          --          --             --          --         --
Preference security dividend requirements                       --          --             --          --         --
                                                          ------------------------------------------------------------

                                                            14,781      10,444         11,357       8,963      5,930

Earnings to Fixed Charges Ratio                                6.1         1.5            2.1         3.3         --

Deficiency of Earnings to Fixed Charges                                                                        5,839

                                                                                            Year Ended        Pro Forma
                                                               6 months ended March 31    September 30         March 31
                                                               2003              2004             2003             2004
                                                          --------------------------------------------------------------
Earnings is computed as follows:

Earnings (loss) before income taxes                          (9,214)           32,331           11,158           38,137
Add:
  Fixed charges (below)                                       3,243             2,238           18,574            8,418
  Amortization of capitalized interest                           --                --               --               --
  Income (loss) of equity investees distributed                  --                --               --               --
Deduct:
  Capitalized interest                                           --                --               --               --
  Preference security dividend requirements                      --                --               --               --
  Minority interest in income of subsidiaries
    with no fixed charges                                        --                --               --               --
                                                          --------------------------------------------------------------

                                                             (5,971)           34,569           29,732           46,555

Fixed Charges is computed as follows:

Interest expensed                                             3,243             2,238           18,574            8,418
Interest capitalized                                             --                --               --               --
Amortization of debt issue costs (1)                             --                --               --               --
Interest expense within rental expense                           --                --               --               --
Preference security dividend requirements                        --                --               --               --
                                                          --------------------------------------------------------------

                                                              3,243             2,238           18,574            8,418

Earnings to Fixed Charges Ratio                                  --              15.4              1.6              5.5

Deficiency of Earnings to Fixed Charges                       9,214



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(1)  Included in interest expensed in financial statements